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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  July 2, 2003
                Date of Report (Date of earliest event reported)


                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

           Delaware                     001-16179                72-1409562
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     This information is being filed in order to conform with the transition provisions of Financial Accounting Standards Board (FASB) Statement 143, Accounting for Asset Retirement Obligations (Statement 143).

     In 2001, the FASB issued Statement 143. Statement 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred, a corresponding increase in the carrying amount of the related long-lived asset and is effective for fiscal years beginning after June 15, 2002. We adopted Statement 143 effective January 1, 2003, using the cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. We previously recorded estimated costs of dismantlement, removal, site restoration and similar activities as part of our depreciation, depletion and amortization for oil and natural gas properties and recorded a separate liability for such amounts in other liabilities. The effect of adopting Statement 143 on January 1, 2003, on our results of operations and financial condition, included a net increase in long-term liabilities of $14.2 million; an increase in net property, plant and equipment of $17.8 million; a cumulative effect of adoption income of $2.3 million, net of deferred income taxes of $1.3 million.

     The following pro forma data summarizes our net income (loss) and net income (loss) per share as if we had adopted the provisions of Statement 143 on January 1, 2000, including an associated pro forma asset retirement obligation of $33.3 million, $25.9 million and $23.6 million as of December 31, 2002, 2001 and 2000, respectively and $1.3 million as of January 1, 2000 (in thousands, except per share amounts):


                                                                       December 31,      December 31,     December 31,
                                                                           2002              2001             2000
                                                                       --------------    -------------    -------------
Net income (loss) available to common stockholders, as reported.....   $  (12,129)       $   11,974       $  (25,387)
Pro forma adjustments to reflect retroactive adoption of Statement
143................................................................          (173)            2,232              283
                                                                       -----------       ----------       ------------
Pro forma net income (loss).........................................   $  (12,302)       $   14,206       $  (25,104)
                                                                       -----------       ----------       ------------
                                                                       -----------       ----------       ------------
Net income (loss) per share:
  Basic - as reported...............................................   $    (0.44)        $    0.45        $   (2.27)
                                                                       -----------       ----------       ------------
  Basic - pro forma.................................................   $    (0.45)        $    0.53        $   (2.25)
                                                                       -----------       ----------       ------------
  Diluted - as reported.............................................   $    (0.44)        $    0.44        $   (2.27)
                                                                       -----------       ----------       ------------
  Diluted - pro forma...............................................   $    (0.45)        $    0.53        $   (2.25)
                                                                       -----------       ----------       ------------

Item 9. Regulation FD Disclosure.

     The following information is furnished under both Item 9 and Item 12 (Results of Operations and Financial Condition) of Form 8-K in accordance with Securities and Exchange Commission Release No. 33-8216.


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     In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 9 and Item 12, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

     On July 2, 2003, we issued a press release announcing two additional exploratory successes and updated production guidance for the second quarter of 2003. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.


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                                  EXHIBIT INDEX

Exhibit No.        Description
----------         ----------------------------------------

  99.1             Press Release, dated July 2, 2003.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 3, 2003


                              ENERGY PARTNERS, LTD.


                              By:    /s/ Suzanne V. Baer
                                     ------------------------------------
                                     Suzanne V. Baer
                                     Executive Vice President and Chief
                                     Financial Officer
                                     (Authorized Officer and Principal
                                     Financial Officer)